POWER OF ATTORNEY

RIVERSOURCE LIFE INSURANCE COMPANY

Jason J. Poor	Shweta Jhanji
Michael J. Pelzel	Brian E. Hartert
Gene R. Tannuzzo	Gregg L. Ewing
Kevin L. Kehn	Stephen R. Wolfrath
Matthew J. Buschy	Travis J. Rako
Trevor L. Zeimet

Do hereby jointly and severally authorize Nicole D. Wood and Paula J. Minella to sign as their attorneys-in-fact and agents any and all documents (i.e., Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief) on behalf of the registrants reflected in the attached list that have been filed with the Securities and Exchange Commission by RiverSource Life Insurance Company pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, by means of the Security and Exchange Commission’s electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and do hereby ratify such signatures heretofore made by such persons.

It is expressly understood by the undersigned that all to whom this Power of Attorney is presented are hereby authorized to accept a copy, photocopy or facsimile of this authorization with the same validity as the original.

This Power of Attorney may be executed in any number of counterpart copies, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

Dated: August 11, 2026

/s/ Jason J. Poor	/s/ Shweta Jhanji
Jason J. Poor	Shweta Jhanji
Chairman of the Board and President	Senior Vice President and Treasurer

/s/ Michael J. Pelzel	/s/ Brian E. Hartert
Michael J. Pelzel	Brian E. Hartert
Senior Vice President – Corporate Tax	Chief Financial Officer

/s/ Kevin L. Kehn	/s/ Gregg L. Ewing
Kevin L. Kehn	Gregg L. Ewing
Director, Senior Vice President and Chief Actuary	Vice President and Controller

/s/ Gene R. Tannuzzo	/s/ Stephen R. Wolfrath
Gene R. Tannuzzo	Stephen R. Wolfrath
Director	Director, Senior Vice President – Insurance and Annuities Product Development and Management

/s/ Matthew J. Buschy	/s/ Travis J. Rako
Matthew J. Buschy	Travis J. Rako
Director, Vice President, National Sales Manager	Director

/s/ Trevor L. Zeimet
Trevor L. Zeimet
Director